UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 5, 2007, Barnes Group Inc. (“Barnes”) issued a press release announcing its intention to offer to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), of $85 million aggregate principal amount of its Convertible Senior Subordinated Notes due 2027. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and a Statement Regarding Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 2006 through 2002 is filed herewith and incorporated by reference into this Item 8.01 in its entirety.

Item 9.01	Financial Statements and Exhibits

Exhibit 12.1: Statement Regarding Computation of Ratio of Earnings to Fixed Charges

Exhibit 99.1: Press Release dated March 5, 2007, titled “Barnes Group Inc. Announces its Intention to Offer Convertible Notes Under Rule 144A”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007	BARNES GROUP INC.
(Registrant)

	By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

99.1	Press Release dated March 5, 2007, titled “Barnes Group Inc. Announces its Intention to Offer Convertible Notes Under Rule 144A”